Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Rooms	$198,114	$176,133	$547,355	$428,107
Food and beverage	115,296	96,642	373,288	266,687
Other hotel operating revenue	40,346	31,224	113,242	77,405
Lease revenue	678	1,264	2,722	3,882
Total revenues	354,434	305,263	1,036,607	776,081
Operating Costs and Expenses:
Rooms	52,968	48,197	151,905	123,172
Food and beverage	83,412	70,965	254,731	192,645
Other departmental expenses	89,068	74,640	260,418	194,457
Management fees	11,578	9,970	35,440	24,989
Other hotel expenses	21,688	17,998	57,143	49,248
Lease expense	682	1,215	2,733	3,733
Depreciation and amortization	39,633	32,932	117,628	83,195
Impairment losses	2,325	—	12,726	—
Corporate expenses	10,709	5,405	25,418	19,796
Total operating costs and expenses	312,063	261,322	918,142	691,235
Operating income	42,371	43,941	118,465	84,846
Interest expense	(18,575)	(21,844)	(62,069)	(59,705)
Interest income	3	46	120	123
Loss on early extinguishment of debt	—	(609)	(34,211)	(609)
Equity in (losses) earnings of unconsolidated affiliates	—	(4)	—	5,267
Foreign currency exchange gain (loss)	4	(69)	(72)	(75)
(Loss) gain on consolidation of affiliates	—	(15)	—	143,451
Other income (expenses), net	2,746	(136)	43,054	1,082
Income before income taxes and discontinued operations	26,549	21,310	65,287	174,380
Income tax expense	(3,857)	(370)	(6,528)	(616)
Income from continuing operations	22,692	20,940	58,759	173,764
Income from discontinued operations, net of tax	—	63	—	159,102
Net Income	22,692	21,003	58,759	332,866
Net income attributable to the noncontrolling interests in SHR's operating partnership	(65)	(67)	(169)	(1,197)
Net loss (income) attributable to the noncontrolling interests in consolidated affiliates	634	1,854	(12,820)	6,112
Net Income Attributable to SHR	23,261	22,790	45,770	337,781
Preferred shareholder dividends	—	(1,802)	—	(18,795)
Net Income Attributable to SHR Common Shareholders	$23,261	$20,988	$45,770	$318,986
Basic Income Per Common Share:
Income from continuing operations attributable to SHR common shareholders	$0.08	$0.08	$0.17	$0.71
Income from discontinued operations attributable to SHR common shareholders	—	—	—	0.70
Net income attributable to SHR common shareholders	$0.08	$0.08	$0.17	$1.41
Weighted average shares of common stock outstanding	279,579	248,509	276,580	225,932
Diluted Income Per Common Share:
Income from continuing operations attributable to SHR common shareholders	$0.08	$0.07	$0.16	$0.65
Income from discontinued operations attributable to SHR common shareholders	—	—	—	0.67
Net income attributable to SHR common shareholders	$0.08	$0.07	$0.16	$1.32
Weighted average shares of common stock outstanding	282,659	260,257	278,583	237,680

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)
Consolidated Balance Sheets
(in thousands, except share data)

	September 30, 2015	December 31, 2014
Assets
Investment in hotel properties, net	$3,248,230	$2,828,400
Goodwill	21,629	38,128
Intangible assets, net of accumulated amortization of $14,217 and $7,288	91,502	94,324
Assets held for sale	24,674	—
Investment in unconsolidated affiliates	21,010	22,850
Cash and cash equivalents	128,000	442,613
Restricted cash and cash equivalents	77,657	81,510
Accounts receivable, net of allowance for doubtful accounts of $563 and $492	68,414	51,382
Deferred financing costs, net of accumulated amortization of $9,206 and $7,814	13,873	11,440
Deferred tax assets	769	1,729
Prepaid expenses and other assets	49,164	46,781
Total assets	$3,744,922	$3,619,157
Liabilities, Noncontrolling Interests and Equity
Liabilities:
Mortgages payable, net of discount	$1,460,206	$1,705,778
Credit facility, including an unsecured term loan of $300,000 and $0	302,000	—
Liabilities of assets held for sale	6,499	—
Accounts payable and accrued expenses	255,645	224,505
Preferred stock redemption liability	—	90,384
Distributions payable	—	104
Deferred tax liabilities	46,117	46,137
Total liabilities	2,070,467	2,066,908
Commitments and contingencies
Noncontrolling interests in SHR’s operating partnership	10,944	10,500
Equity:
SHR’s shareholders’ equity:
Common stock ($0.01 par value per share; 350,000,000 shares of common stock authorized; 282,090,156 and 267,435,799 shares of common stock issued and outstanding)	2,821	2,674
Additional paid-in capital	2,508,756	2,348,284
Accumulated deficit	(844,699)	(890,469)
Accumulated other comprehensive loss	(5,131)	(13,032)
Total SHR’s shareholders’ equity	1,661,747	1,447,457
Noncontrolling interests in consolidated affiliates	1,764	94,292
Total equity	1,663,511	1,541,749
Total liabilities, noncontrolling interests and equity	$3,744,922	$3,619,157

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)
Financial Highlights
Supplemental Financial Data
(in thousands, except per share information)

September 30, 2015
Capitalization
Shares of common stock outstanding	282,090
Operating partnership units outstanding	794
Restricted stock units outstanding	1,291
Combined shares and units outstanding	284,175
Common stock price at end of period	$13.79
Common equity capitalization	$3,918,773
Debt	1,763,147
Cash and cash equivalents	(128,000)
Total enterprise value	$5,553,920
Net Debt / Total Enterprise Value	29.4%
Common Equity / Total Enterprise Value	70.6%

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Disposition of Hotel Properties
Effective January 1, 2015, we adopted new accounting guidance which amends the requirements for reporting discontinued operations. Under the guidance, only disposals that represent a strategic shift that has (or will have) a major effect on our results of operations will qualify as discontinued operations.
Asset Held for Sale
On August 19, 2015, we entered into an agreement with an unaffiliated third party to sell the Marriott Lincolnshire Resort for $20,650,000. The transaction, which is subject to customary closing conditions, is expected to close in the fourth quarter of 2015. The hotel's assets and liabilities have been classified as held for sale on the accompanying consolidated balance sheet as of September 30, 2015. The disposition of the Marriott Lincolnshire Resort will not represent a strategic shift that will have a major effect on our results of operations; therefore, the hotel's results of operations are included in continuing operations for all periods presented.
2015 Disposition
On May 21, 2015, the Company, along with its joint venture partner, sold the Hyatt Regency La Jolla hotel for sales proceeds of approximately $118,293,000. The $89,228,000 mortgage loan secured by the hotel was repaid at the time of closing. A $40,594,000 gain on the sale was recorded in other income, net in the condensed consolidated statements of operations for the three and nine months ended September 30, 2015. The portion of the gain attributable to the joint venture partner was $16,640,000, which is reflected in net loss (income) attributable to the noncontrolling interests in consolidated affiliates in the condensed consolidated statements of operations for the three and nine months ended September 30, 2015. The disposition of the Hyatt Regency La Jolla hotel does not represent a strategic shift that has had a major effect on the Company's results of operations; therefore, the hotel's results of operations are included in continuing operations for all periods presented.
2014 Dispositions
Prior to January 1, 2015, and the adoption of the new accounting guidance that changed the criteria for reporting discontinued operations, the Company sold the following hotels:

Hotel	Location	Date Sold	Sales Proceeds		Gain on sale
Four Seasons Punta Mita Resort and La Solana land parcel	Punta Mita, Mexico	February 28, 2014	$206,867,000		$63,879,000
Marriott London Grosvenor Square	London, England	March 31, 2014	$209,407,000	(a)	$92,889,000

(a)
There was an outstanding balance of £67,301,000 ($112,150,000) on the mortgage loan secured by the Marriott London Grosvenor Square hotel, which was repaid at the time of closing. We received net proceeds of $97,257,000.

The results of operations of hotels sold prior to January 1, 2015 are classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. The following is a summary of income from discontinued operations, net of tax, for the three and nine months ended September 30, 2014 (in thousands):

	Three Months Ended September 30,	Nine Months Ended September 30,
	2014	2014
Hotel operating revenues	$—	$17,767
Operating costs and expenses	—	11,485
Depreciation and amortization	—	1,275
Total operating costs and expenses	—	12,760
Operating income	—	5,007
Interest expense	—	(1,326)
Interest income	—	2
Loss on early extinguishment of debt	—	(272)
Foreign currency exchange gain	—	32
Income tax expense	—	(833)
Gain on sale, net of tax	63	156,492
Income from discontinued operations, net of tax	$63	$159,102

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)
Investments in Unconsolidated Affiliates
(in thousands)
We had a 36.4% equity ownership interest in the Hotel del Coronado that we accounted for using the equity method of accounting until we acquired the remaining 63.6% equity ownership interest not previously owned by us on June 11, 2014. We had a 50.0% equity ownership interest in the Fairmont Scottsdale Princess hotel that we accounted for using the equity method of accounting until we acquired the remaining 50.0% equity ownership interest not previously owned by us on March 31, 2014. For purposes of this analysis, the operating results reflect the 36.4% equity ownership interest we held in the Hotel del Coronado prior to June 11, 2014 and the 50.0% equity ownership interest we held in the Fairmont Scottsdale Princess hotel prior to March 31, 2014.

	Nine Months Ended September 30, 2014
	Hotel del Coronado	Fairmont Scottsdale Princess	Total
Total revenues (100%)	$67,863	$35,006	$102,869
Property EBITDA (100%)	$20,761	$13,191	$33,952
Equity in earnings of unconsolidated affiliates (SHR ownership)
Property EBITDA	$7,426	$6,595	$14,021
Depreciation and amortization	(3,526)	(1,551)	(5,077)
Interest expense	(3,418)	(168)	(3,586)
Other expenses, net	(25)	(30)	(55)
Income taxes	143	—	143
Equity in earnings of unconsolidated affiliates	$600	$4,846	$5,446
EBITDA Contribution
Equity in earnings of unconsolidated affiliates	$600	$4,846	$5,446
Depreciation and amortization	3,526	1,551	5,077
Interest expense	3,418	168	3,586
Income taxes	(143)	—	(143)
EBITDA Contribution	$7,401	$6,565	$13,966
FFO Contribution
Equity in earnings of unconsolidated affiliates	$600	$4,846	$5,446
Depreciation and amortization	3,526	1,551	5,077
FFO Contribution	$4,126	$6,397	$10,523

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)
Leasehold Information
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Marriott Hamburg:
Property EBITDA	$920	$1,757	$3,480	$4,956
Revenue (a)	$678	$1,264	$2,722	$3,882

Lease expense	(682)	(1,215)	(2,733)	(3,733)
Less: Deferred gain on sale-leaseback	(29)	(52)	(116)	(159)
Adjusted lease expense	(711)	(1,267)	(2,849)	(3,892)

Less: Gain on sale of assets (b)	(2,680)	—	(2,680)	—
Comparable EBITDA contribution from leasehold	$(2,713)	$(3)	$(2,807)	$(10)

Security Deposit (c):	September 30, 2015	December 31, 2014
Marriott Hamburg	$2,124	$2,299

(a)	For the three and nine months ended September 30, 2015 and 2014, Revenue for the Marriott Hamburg hotel represents lease revenue.

(b)
Effective September 1, 2015, we transferred our leasehold interest in the Marriott Hamburg hotel to an unaffiliated third party and were released from all of our obligations under the lease arrangements. We recognized the previously deferred gain of $2,680,000 during the three and nine months ended September 30, 2015 in other income (expenses), net, in the condensed consolidated statements of operations.

(c)
The security deposit is recorded in prepaid expenses and other assets on the consolidated balance sheets and will be released back to us in four equal installments over four years beginning on March 1, 2017.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)
Non-GAAP Financial Measures
We present five non-GAAP financial measures that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO) attributable to SHR common shareholders; FFO—Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); and Comparable EBITDA.
EBITDA represents net income (or loss) attributable to SHR common shareholders excluding: (i) interest expense, (ii) income taxes, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; (iii) depreciation and amortization; and (iv) preferred stock dividends. EBITDA also excludes interest expense, income taxes and depreciation and amortization of our unconsolidated affiliates. EBITDA is presented on a full participation basis, which means we have assumed conversion of all redeemable noncontrolling interests of our operating partnership into our common stock. We believe this treatment of noncontrolling interests provides useful information for management and our investors and appropriately considers our current capital structure. We also present Comparable EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks, as well as the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and certain other charges that are highly variable from year to year. We believe EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.
We compute FFO attributable to SHR common shareholders in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property, impairment of depreciable real estate, real estate-related depreciation and amortization, and our portion of these items related to unconsolidated affiliates. We also present FFO—Fully Diluted, which is FFO attributable to SHR common shareholders plus income or loss on income attributable to redeemable noncontrolling interests in our operating partnership. We also present Comparable FFO, which is FFO—Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses on non-depreciable assets, foreign currency exchange gains or losses and certain other charges that are highly variable from year to year. We believe that the presentation of FFO attributable to SHR common shareholders, FFO—Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Dilutive securities may include shares granted under share-based compensation plans and operating partnership units. No effect is shown for securities that are anti-dilutive.
We caution investors that amounts presented in accordance with our definitions of FFO attributable to SHR common shareholders, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO attributable to SHR common shareholders, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA should not be considered as an alternative measure of our net income (or loss) or operating performance. FFO attributable to SHR common shareholders, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO attributable to SHR common shareholders, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income (or loss) attributable to SHR common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. We have provided a quantitative reconciliation of FFO attributable to SHR common shareholders, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net income (or loss) attributable to SHR common shareholders.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)
Reconciliation of Net Income Attributable to SHR Common Shareholders to EBITDA and Comparable EBITDA
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income attributable to SHR common shareholders	$23,261	$20,988	$45,770	$318,986
Depreciation and amortization—continuing operations	39,633	32,932	117,628	83,195
Depreciation and amortization—discontinued operations	—	—	—	1,275
Interest expense—continuing operations	18,575	21,844	62,069	59,705
Interest expense—discontinued operations	—	—	—	1,326
Income taxes—continuing operations	3,857	370	6,528	616
Income taxes—discontinued operations	—	—	—	833
Income taxes—sale of assets	—	—	—	20,451
Net income attributable to noncontrolling interests in SHR's operating partnership (a)	65	67	169	1,197
Adjustments attributable to noncontrolling interests in consolidated affiliates (b)	(732)	(4,070)	(7,778)	(11,684)
Adjustments attributable to unconsolidated affiliates (c)	—	(11)	—	8,432
Preferred shareholder dividends	—	1,802	—	18,795
EBITDA	84,659	73,922	224,386	503,127
Realized portion of deferred gain on sale-leaseback	(29)	(52)	(116)	(159)
(Gain) loss on sale of assets—continuing operations	(2,661)	38	(43,274)	(729)
Gain on sale of assets—discontinued operations	—	(63)	—	(176,943)
Loss (gain) on consolidation of affiliates	—	15	—	(143,451)
Impairment losses	2,325	—	12,726	—
Loss on early extinguishment of debt—continuing operations	—	609	34,211	609
Loss on early extinguishment of debt—discontinued operations	—	—	—	272
Foreign currency exchange (gain) loss—continuing operations	(4)	69	72	75
Foreign currency exchange gain—discontinued operations	—	—	—	(32)
Hotel acquisition costs	343	—	1,409	—
Merger-related costs	4,018	—	4,018	—
Non-cash interest rate derivative activity	6	127	152	127
Amortization of below market hotel management agreement	513	513	1,539	621
Activist shareholder costs	—	—	—	1,637
Adjustments attributable to noncontrolling interests in consolidated affiliates (d)	(8)	(5)	16,551	104
Comparable EBITDA	$89,162	$75,173	$251,674	$185,258

(a)
EBITDA is presented on a full participation basis, which means we have assumed conversion of all redeemable noncontrolling interests in SHR's operating partnership into shares of SHR's common stock. This adjustment reverses the net income that was allocated to the noncontrolling interests in SHR's operating partnership.

(b)
This adjustment represents the portion of interest expense, income taxes and depreciation and amortization attributable to the noncontrolling interest in affiliates that are consolidated but not wholly owned by us.

(c)	This adjustment represents our portion of interest expense, income taxes and depreciation and amortization related to affiliates that are not consolidated.

(d)
This adjustment represents the portion of gains or losses from sales of depreciable property and the portion of loss on early extinguishment of debt attributable to the noncontrolling interests in affiliates that are consolidated but not wholly owned by us.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)
Reconciliation of Net Income Attributable to SHR Common Shareholders to
Funds From Operations (FFO) Attributable to SHR Common Shareholders, FFO—Fully Diluted and Comparable FFO
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income attributable to SHR common shareholders	$23,261	$20,988	$45,770	$318,986
Depreciation and amortization—continuing operations	39,633	32,932	117,628	83,195
Depreciation and amortization—discontinued operations	—	—	—	1,275
Corporate depreciation	(126)	(124)	(381)	(370)
(Gain) loss on sale of assets—continuing operations	(2,661)	38	(43,274)	(729)
Gain on sale of assets, net of tax—discontinued operations	—	(63)	—	(156,492)
Loss (gain) on consolidation of affiliates	—	15	—	(143,451)
Impairment losses	2,325	—	12,726	—
Realized portion of deferred gain on sale-leaseback	(29)	(52)	(116)	(159)
Adjustments attributable to noncontrolling interests in SHR's operating partnership (a)	(113)	(105)	(339)	(298)
Adjustments attributable to noncontrolling interests in consolidated affiliates (b)	(436)	(2,166)	12,122	(5,972)
Adjustments attributable to unconsolidated affiliates (c)	—	—	—	5,077
FFO attributable to SHR common shareholders	61,854	51,463	144,136	101,062
Adjustments attributable to noncontrolling interests in SHR's operating partnership - other (d)	178	172	508	1,495
FFO—Fully Diluted	62,032	51,635	144,644	102,557
Non-cash interest rate derivative activity	2,465	3,241	8,183	3,131
Loss on early extinguishment of debt—continuing operations	—	609	34,211	609
Loss on early extinguishment of debt—discontinued operations	—	—	—	272
Foreign currency exchange (gain) loss—continuing operations (a)	(4)	69	72	75
Foreign currency exchange gain—discontinued operations (a)	—	—	—	(32)
Amortization of debt discount	40	623	730	1,246
Amortization of below market hotel management agreement	513	513	1,539	621
Hotel acquisition costs	343	—	1,409	—
Costs related to the Mergers	4,018	—	4,018	—
Activist shareholder costs	—	—	—	1,637
Excess of redemption liability over carrying amount of redeemed preferred stock	—	—	—	6,912
Adjustments attributable to noncontrolling interests in consolidated affiliates (e)	—	—	(90)	—
Comparable FFO	$69,407	$56,690	$194,716	$117,028
Comparable FFO per fully diluted share	$0.25	$0.23	$0.70	$0.51
Weighted average diluted shares (f)	282,664	251,862	279,739	229,364

(a)	This adjustment represents the portion of depreciation and amortization attributable to the redeemable noncontrolling interests in our operating partnership.

(b)
This adjustment represents the portion of depreciation and amortization and gains or losses from sales of depreciable property that are attributable to the noncontrolling interests in affiliates that are consolidated but not wholly owned by us.

(c)	This adjustment represents our portion of depreciation and amortization related to affiliates that are not consolidated.

(d)	This adjustment represents amounts other than depreciation and amortization that are attributable to the redeemable noncontrolling interests in our operating partnership.

(e)	This adjustment represents the portion of loss on early extinguishment of debt that is attributable to the noncontrolling interests in affiliates that are consolidated but not wholly owned by us.

(f)
Excludes shares related to the JW Marriott Essex House Hotel put option for the three and nine months ended September 30, 2014. On July 24, 2015, our joint venture partner exercised its put option. In connection with the exercise of the put option, and in accordance with the terms of the joint venture agreements, we issued an aggregate of 6,595,449 shares of our common stock to our joint venture partner, which are included in the weighted average diluted shares outstanding for the three and nine months ended September 30, 2015.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)
Debt Summary
(dollars in thousands)

Debt	Interest Rate	Spread (a)	Loan Amount	Maturity (b)
Hotel del Coronado	3.84%	365 bp	$475,000	March 2018
Four Seasons Washington, D.C.	2.44%	225 bp	120,000	June 2019
JW Marriott Essex House Hotel	3.14%	295 bp	225,000	January 2020
Unsecured revolving credit facility (c)	1.84%	165 bp	2,000	May 2020
Unsecured term loan (c)	1.79%	160 bp	300,000	May 2020
Loews Santa Monica Beach Hotel	2.74%	255 bp	120,000	May 2021
InterContinental Chicago	5.61%	Fixed	141,147	August 2021
Montage Laguna Beach (d)	3.90%	Fixed	150,000	August 2021
Ritz-Carlton Half Moon Bay (e)	2.59%	240 bp	115,000	May 2022
InterContinental Miami	3.99%	Fixed	115,000	September 2024
			1,763,147
Unamortized discount (d)			(941)
			$1,762,206

(a)	Spread over LIBOR (0.19% at September 30, 2015).

(b)	Includes extension options.

(c)
On May 27, 2015, we entered into a new $750,000,000 senior unsecured credit facility that is comprised of a $450,000,000 unsecured revolving credit facility and a $300,000,000 unsecured term loan. Interest on the unsecured revolving credit facility is payable monthly based upon a leverage-based grid with annual rates ranging from LIBOR plus 1.65% to LIBOR plus 2.40%. Interest on the unsecured term loan is also payable monthly based upon a leverage-based pricing grid with annual rates ranging from LIBOR plus 1.60% to LIBOR plus 2.35%.

(d)
On January 29, 2015, we closed on the acquisition of the Montage Laguna Beach resort. In connection with the acquisition, we assumed the outstanding balance of the mortgage loan secured by the Montage Laguna Beach resort. We recorded the mortgage loan at its fair value, which included a debt discount, which is being amortized as additional interest expense over the maturity period of the loan.

(e)	On May 27, 2015, we closed on a new $115,000,000 mortgage loan secured by the Ritz-Carlton Half Moon Bay hotel. The mortgage loan has two, one-year extension options, subject to certain conditions.

2015 Debt Repayments

On April 9, 2015, we repaid the $117,000,000 mortgage loan secured by the Fairmont Scottsdale Princess hotel.

On May 21, 2015, we sold the Hyatt Regency La Jolla hotel and repaid the $89,288,000 mortgage loan secured by the hotel at the time of closing. We recorded a $193,000 loss on early extinguishment of debt, which included the write off of unamortized deferred financing costs.

On May 27, 2015, we repaid the $209,558,000 mortgage loan secured by the Westin St. Francis hotel and the $93,124,000 mortgage loan secured by the Fairmont Chicago hotel using proceeds from the new mortgage loan secured by the Ritz-Carlton
Half Moon Bay hotel and proceeds from the $300,000,000 unsecured term loan. We recorded a $34,014,000 loss on early extinguishment of debt, which included prepayment penalties of $32,917,000 and the write off of unamortized deferred financing costs.

Debt Summary (Continued)
(dollars in thousands)

Future scheduled debt principal payments (including extension options) are as follows:

Years ending December 31,	Amount
2015 (remainder)	$655
2016	2,040
2017	3,066
2018	480,033
2019	125,276
Thereafter	1,152,077
1,763,147
Unamortized discount	(941)
$1,762,206

Percent of fixed rate debt	23.0%
Weighted average interest rate (f)	3.31%
Weighted average maturity of fixed rate debt (debt with maturity of greater than one year)	6.72

(f) Excludes the amortization of deferred financing costs.